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                                AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.


                                       ARTICLES OF AMENDMENT AND RESTATEMENT


         AMERICAN CENTURY ASSET ALLOCATION  PORTFOLIOS,  INC., a Maryland corporation,  having its principal office at 300 East Lombard  Street,  Baltimore,  Maryland and having The  Corporation  Trust  Incorporated as its resident agent located at 300 East Lombard Street,  Baltimore,  Maryland (the "Corporation"),  hereby certifies to the State
Department of Assessments and Taxation of Maryland that:

FIRST:  The  Corporation  desires to amend and restate  its  charter  (the  "Charter")  currently  in effect and as hereinafter amended.

SECOND:  The following  provisions are all of the provisions of the Charter  currently in effect and as hereinafter amended and restated:


                                                      * * * *


         FIRST:  The name of the corporation is:

                               "AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC."

         SECOND:  The purposes for which the corporation is formed are:

                  1.       to carry on the business of an investment company; and

                  2.       to engage in any or all lawful  business for which  corporations  may be organized under the Maryland  General  Corporation  Law except  insofar as such business may be limited by the  Investment
         Company  Act of 1940 as from time to time  amended,  or by any other law of the United  States  regulating investment  companies,  or by  limitations  imposed  by  the  laws  of  the  several  states  wherein  the corporation offers its shares.

         THIRD:  The  name of the  resident  agent  of the  corporation  in this  state  is The  Corporation  Trust
Incorporated,  a corporation of this state, and the address of the resident agent is addressStreet300  East Lombard
Street,  CityBaltimore,  StateMaryland  PostalCode21202.  The  current  address  of  the  principal  office  of the corporation in the State of  placeStateMaryland  is c/o The Corporation Trust Incorporated,  addressStreet300  East
Lombard Street, CityBaltimore, StateMaryland PostalCode21202.

         FOURTH:

                  1.       The total  number of shares of stock  which the  corporation  shall  have  authority  to issue is Three  Billion  (3,000,000,000)  shares of capital  stock with a par value of $0.01 each,  and an aggregate par value of  $30,000,000.  All of such shares shall  initially be classified into the following series of shares and classes of such series:


         Series Name                                          Class
         LIVESTRONG 2015 Portfolio                            Investor
                                                              Advisor
                                                              R
                                                              Institutional
         LIVESTRONG 2025 Portfolio                            Investor
                                                              Advisor
                                                              R
                                                              Institutional
         LIVESTRONG 2035 Portfolio                            Investor
                                                              Advisor
                                                              R
                                                              Institutional
         LIVESTRONG 2045 Portfolio                            Investor
                                                              Advisor
                                                              R
                                                              Institutional
         LIVESTRONG Income Portfolio                          Investor
                                                              Advisor
                                                              R
                                                              Institutional
         One Choice Portfolio: Very Conservative              Investor
         One Choice Portfolio: Conservative                   Investor
         One Choice Portfolio: Moderate                       Investor
         One Choice Portfolio: Aggressive                     Investor
         One Choice Portfolio: Very Aggressive                Investor


         Each class of each such series shall consist,  until further changed,  of the lesser of (x)  3,000,000,000 shares or (y) the  number of shares  that  could be issued  by  issuing  all of the  shares of any  series currently or hereafter  classified  less the total number of shares then issued and  outstanding in all of such series.  The Board of Directors  shall have the power and  authority  (i)-to  divide or classify (and reclassify)  any  unissued  shares  of  common  stock  into  such  classes  and/or  series as the Board of
         Directors  may from time to time  determine,  (ii)-to fix the number of shares of stock in each such class or series,  (iii)-to  increase or decrease the aggregate  number of shares of stock of the  corporation or the number of shares of stock of any such  series or class,  and  (iv)-to  set or change the  preferences, conversion or other rights, voting powers, restrictions,  limitations as to dividends,  qualifications, or terms or conditions of redemption thereof that are not stated in these Articles of Incorporation.

                  2.       The following is a description of the preferences,  conversion and other rights,  voting powers,  restrictions,  limitations as to dividends,  qualifications and terms or conditions of redemption and conversion of the shares of common stock  classified as a Series and any  additional  series of common stock of the  corporation  (unless  provided  otherwise by the Board of Directors with respect to any such additional series at the time it is established and designated):

                           (a)      Voting.  Holders of shares of stock of the  corporation  shall be  entitled  to one vote for each  dollar of net  asset  value  per  share  for each  share of stock  held on the
                  applicable  record  date,  irrespective  of  the  class  or  series;   provided,   however,  that
                  (1)-matters  affecting only one class or series shall be voted upon only by that class or series, and  (2)-where  required  by the  Investment  Company  Act of  1940  or the  regulations  adopted thereunder  or any other  applicable  law,  certain  matters shall be voted on separately by each class or series of shares affected and not be all classes unless otherwise required by law.

                           (b)      Assets  Belonging  to  a  Class  or  Series.   All  payments  received  by  the
                  corporation  for the sale of stock of each class or series and the  investment  and  reinvestment thereof  and the income,  earnings  and profits  thereon  shall  belong to the class or series of shares with respect to which such payments were received,  and are herein  referred to as "assets belonging to" such class or series.  Any assets which are not readily  identifiable  as belonging to any  particular  class or series  shall be allocated to any one or more of any class or series in such manner as the Board of Directors in its sole discretion deems fair and equitable.

                           (c)      Liabilities  of a Class  or  Series.  The  assets  belonging  to each  class or series  shall be charged  with the  liabilities  of the  corporation  in respect of that class or series,  and are herein  referred  to as  "liabilities  belonging  to "such class or series.  Any liability of the corporation  that is not readily  identifiable  as a liability  belonging to any particular  class or  series  shall be  allocated  to and  among  any one or more of any class or series in such manner as the Board of Directors in its sole discretion deems fair and equitable.

                           (d)      Dividends  and  Distributions.  The holders of the  outstanding  shares of each class or series of capital stock of the corporation  shall be entitled to receive  dividends from ordinary  income and  distributions  from capital gains of the assets  belonging to such class or series in such  amounts,  if any, and payable in such manner,  as the Board of Directors may from time to time  determine.  To the extent  permitted by law, such dividends and  distributions  may be declared  and paid by means of a formula or other  method  determined  at  meetings  held less frequently than the declaration and payment of such dividends and distributions.

                           (e)      Liquidation.  To the extent  permitted  by law,  the  corporation  may dissolve itself or any class or series  thereof by action of the Board of Directors  without action by any stockholders.  In the  event of the  liquidation  or  dissolution  of the  corporation  or of any class or series  thereof,  stockholders  of each class or series shall be entitled to receive the assets  belonging  to such  class or series to be  distributed  among them in  proportion  to the number of shares of such class or series  held by them.  In the event that there are any  general assets available for  distribution  that have not been allocated by the Board of Directors to any particular  class or series of capital  stock,  such assets will be distributed to the holders of stock of all  classes  and  series of  capital  stock in  proportion  to the asset  values of the respective classes and series of capital stock.

                           (f)      Redemption  by  Shareholders.  Each  holder  of any  class or  series of common stock of the corporation,  upon proper  documentation  and the payment of all taxes in connection therewith,  may  require  the  corporation  to redeem or  repurchase  such stock at the net asset value thereof,  less a redemption fee, sales charge,  or charge or discount,  if any,  determined by the Board of Directors  in its sole  discretion.  Payment  shall be made in cash or in kind as determined by the  corporation.  Notwithstanding  the  foregoing,  the  corporation  may postpone payment of the  redemption  price and may  suspend the right of holders of shares of any class or series to require the  corporation  to redeem shares of that class or series during any period or at any time when and to the extent permissible under the Investment Company Act of 1940.

                           (g)      Redemption by  Corporation.  The  corporation may cause the shares of any class or series  owned by any  shareholder  to be  redeemed  in cash or in kind  under  such  terms and conditions as from time to time are fixed by the Board of Directors for such class or series.

                           (h)      Conversion  or  Exchange  Rights.  Each holder of any class or series of common stock  of the  corporation  may,  upon  proper  documentation  and the  payment  of all  taxes in connection  therewith,  convert the shares represented thereby into shares of common stock of any other class or series of the  corporation on the basis of their  relative net asset values,  less a conversion  charge or discount,  if any, as  determined  by the Board of  Directors,  provided, however, that the Board of Directors may abolish, limit or suspend such right of conversion.

                           (i)      Automatic  Conversion.  Subject  to  compliance  with the  requirements  of the
                  Investment  Company  Act of 1940 and without any vote or other  action by the  shareholders,  (A)
                  the  shares  of each  class of common  stock of the  "LIVESTRONG  2015  Portfolio"  series  shall automatically  convert  into shares of the same class of common stock of the  "LIVESTRONG  Income
                  Portfolio"  series on the last  business  day of the year  2018,  (B) the shares of each class of common stock of the "LIVESTRONG 2025 Portfolio"  series shall  automatically  convert into shares of the same  class of  common  stock of the  "LIVESTRONG  Income  Portfolio"  series  on the last business day of the year 2028,  (C) the shares of each class of common  stock of the  "LIVESTRONG
                  2035  Portfolio"  series  shall  automatically  convert  into  shares of the same class of common stock of the  "LIVESTRONG  Income  Portfolio"  series on the last  business day of the year 2038,
                  (D) the shares of each class of common  stock of the  "LIVESTRONG  2045  Portfolio"  series shall automatically  convert  into shares of the same class of common stock of the  "LIVESTRONG  Income
                  Portfolio"  series  on the  last  business  day of the  year  2048,  and  (E) the  shares  of any additional class or series of common stock of the corporation  (unless provided  otherwise by the
                  Board of  Directors  with  respect  to any such  additional  class  or  series  at the time it is established and designated) shall  automatically  convert into shares of the same class of common stock of the  "LIVESTRONG  Income  Portfolio"  series  on such date as may be  designated  by the
                  Board of  Directors at the time such class or series is  established  and  designated;  provided, however,  that the  shares of  common  stock of the  corporation  designated  as the "One  Choice
                  Portfolio:  Very Conservative" series, the "One Choice Portfolio:  Conservative" series, the "One
                  Choice Portfolio:  Moderate" series, the "One Choice Portfolio:  Aggressive" series, and the "One
                  Choice  Portfolio:  Very  Aggressive"  series  shall not be subject to  automatic  conversion  as described  in this  paragraph.  Upon  any  such  conversion,  (i)  the  assets  belonging  to the converted  series and the liabilities of the converted  series shall  automatically  be exchanged for shares of common stock of the "LIVESTRONG  Income  Portfolio" series having a net asset value equal to the  aggregate  net  asset  value of the  converted  series  and (ii) the  shares of the
                  "LIVESTRONG  Income  Portfolio" series shall be distributed to holders of the converted series in liquidation  of such converted  series;  provided that, in each case,  such  conversion  shall be conducted (A) in compliance with the  requirements of the Investment  Company Act of 1940, (B) in accordance  with any policies and  procedures  established by the Board of Directors from time to time,  (C) if in the best  interest  of  shareholders  of the  series,  in a manner that will not result in taxation to the  shareholders  of such series or the series  itself  under the Internal
                  Revenue Code of 1986,  as amended,  and (D) as the Board of  Directors,  in its sole  discretion, deems fair and  equitable.  The Board of Directors,  upon at least 30 days' prior written  notice to the  shareholders,  may change the date of the  automatic  conversion  or cancel the automatic conversion  of all or any  series of common  stock,  unless  provided  otherwise  by the Board of
                  Directors with respect to any such series at the time it is established and designated.

                  3.       Unless  otherwise  prohibited  by law, so long as the  corporation  is  registered as an open-end  management  investment  company under the Investment Company Act of 1940, the Board of Directors
         shall have the power and  authority,  without the approval of the holders of any  outstanding  shares,  to increase or  decrease  the number of shares of capital  stock of any class or series that the  corporation has the authority to issue.

                  4.       The Board of Directors  shall have the authority,  without the approval of  shareholders of any series unless  otherwise  required by applicable  law, to combine the assets and  liabilities  held with respect to any two or more series into assets and liabilities held with respect to a single series.

                  5.       The  corporation  may issue and sell  fractions  of shares of capital  stock  having pro rata all the  rights of full  shares,  including,  without  limitation,  the right to vote and to  receive dividends,  and  wherever  the  words  share"  or  "shares"  are used in the  charter  or  Bylaws  of the corporation,  they shall be deemed to include  fractions  of shares,  where the  context  does not clearly indicate that only full shares are intended.

                  6.       The  corporation  shall not be obligated to issue  certificates  representing  shares of any class or series of capital  stock.  At the time of issue or transfer of shares  without  certificates, the  corporation  shall  provide  the  shareholder  with such  information  as may be  required  under the
         Maryland General Corporation Law.

         FIFTH:  The number of directors  of the  corporation  shall not be more than  eleven,  which number may be changed in  accordance  with the Bylaws of the  corporation  but shall never be less than  seven.  The names of the directors who shall act until the first annual meeting of stockholders  and until their  successors are elected and qualify are:
                                            Thomas A. Brown
                                            Andrea C. Hall, Ph.D.
                                            D.D. (Del) Hock
                                            Donald H. Pratt
                                            Gale E. Sayers
                                            James E. Stowers, Jr.
                                            James E. Stowers III
                                            M. Jeannine Strandjord
                                            Timothy S. Webster

         SIXTH:  The following  provisions are hereby adopted for the purpose of defining,  limiting and regulating the powers of the corporation, its directors and stockholders:

                  1.       The Board of Directors has  exclusive  authority to make,  amend,  and repeal the Bylaws of the corporation.

                  2.       No holder of shares  of stock of any class or series  shall be  entitled  as a matter of right to subscribe for or purchase or receive any part of any new or  additional  issue of shares of stock of any class or series or of securities  convertible into shares of stock of any class or series,  whether now or hereafter  authorized or whether issued for money, for a consideration  other than money, or by way of dividend.

                  3.       Unless a provision  of law  requires a greater  proportion  than a majority of the votes of all classes or series or of any class or series of stock  entitled to be cast to take or authorize  any action,  the  corporation  may take or  authorize  such  action  with the  approval  of a majority  of the aggregate number of the votes entitled to be cast thereon.

                  4.       The  corporation  reserves  the right  from time to time to make any  amendments  of its charter  which may now or  hereafter  be  authorized  by law,  including  any  amendment  which alters the
         contract  rights,  as  expressly  set  forth  in  its  charter,   of  any  of  its  outstanding  stock  by
         classification, reclassification or otherwise.

                  5.       The  corporation  is not  required  to hold an annual  meeting  in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940.

                  6.       Unless a greater number  therefor  shall be specified in the Bylaws of the  corporation, the  presence  at any  stockholders  meeting,  in person or by proxy,  of  stockholders  entitled  to cast one-third  of the  votes  thereat  shall be  necessary  and  sufficient  to  constitute  a quorum  for the transaction of business at such meeting.

         SEVENTH:  No  director  of this  corporation  shall be  personally  liable  for  monetary  damages  to the corporation or any  stockholder,  except to the extent that such exclusion from liability shall be limited pursuant to Section 5-418 of the Courts and Judicial  Proceedings  Article of the  Annotated  Code of Maryland or Section 17
of the Investment Company Act of 1940.

         EIGHTH:  The corporation  shall  indemnify to the full extent  permitted by law each person who has served at any time as director or officer of the  corporation,  and his heirs,  administrators,  successors  and  assigns, against any and all reasonable expenses,  including counsel fees, amounts paid upon judgments,  and amounts paid in settlement  (before or after suit is commenced)  actually incurred by such person in connection with the defense or settlement of any claim,  action,  suit or proceeding in which he is made a party, or which may be asserted against him, by reason of being or having  been a director or officer of the  corporation.  Such  indemnification  shall be in addition  to any other  rights to which such person may be entitled  under any law,  bylaw,  agreement,  vote of stockholders,  or otherwise.  Notwithstanding  the foregoing,  no officer or director of the  corporation  shall be indemnified  against any  liability,  whether or not there is an  adjudication  of liability,  arising by reason of willful  misfeasance,  bad faith,  gross negligence,  or reckless disregard of duties within the meaning of Section
17 (and the  interpretations  thereunder) of the Investment  Company Act of 1940.  Any  determination  to indemnify pursuant to this Article  Ninth shall be made by  "reasonable  and fair means" within the meaning of Section 17 and shall otherwise comply with the Investment Company Act and interpretations thereunder.

         NINTH:  All of the  provisions of these Articles of  Incorporation  are subject to, and shall be effective only in compliance with, the Investment  Company Act of 1940, all other  applicable laws of the United States,  the applicable laws of the several states and the applicable  rules and regulations of  administrative  agencies having jurisdiction, as such laws, rules and regulations may from time to time be amended.


                                                      * * * *

THIRD:  The number of directors of the Corporation is nine. The names of the directors are:
                                            Thomas A. Brown
                                            Andrea C. Hall, Ph.D.
                                            D.D. (Del) Hock
                                            Donald H. Pratt
                                            Gale E. Sayers
                                            James E. Stowers, Jr.
                                            James E. Stowers III
                                            M. Jeannine Strandjord
                                            Timothy S. Webster

FOURTH:  The  foregoing  amendment  and  restatement  to the  Charter  of the  Corporation  does not  increase  the authorized capital stock of the Corporation.

FIFTH:  The foregoing  amendment and  restatement to the Charter of the Corporation has been approved by a majority of the entire  Board of  Directors  and is limited to a change  expressly  authorized  by Section  2.605 to be made without action by the Corporation's stockholders.

         IN WITNESS  WHEREOF,  AMERICAN  CENTURY  ASSET  ALLOCATION  PORTFOLIOS,  INC. has caused this  Articles of
Amendment and  Restatement  to be signed and  acknowledged  in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 5th day of May, 2006.

                                                     AMERICAN CENTURY ASSET
ATTEST:                                     ALLOCATION PORTFOLIOS, INC.



/s/ Otis H. Cowan                            /s/ Charles A. Etherington
Name:  Otis H.Cowan                                  Name:   Charles A. Etherington
Title:   Assistant Secretary                         Title:      Vice President


         THE UNDERSIGNED  Vice President of AMERICAN  CENTURY ASSET  ALLOCATION  PORTFOLIOS,  INC., who executed on behalf of said  Corporation  the foregoing  Articles of Amendment  and  Restatement  to the Charter,  of which this certificate is made a part, hereby  acknowledges,  in the name of and on behalf of said Corporation,  the foregoing
Articles of Amendment  and  Restatement  to the Charter to be the  corporate  act of said  Corporation  and further certifies  that,  to the best of his  knowledge,  information  and belief,  the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



Dated: May 5, 2006                             /s/ Charles A. Etherington
                                                     Charles A. Etherington, Vice President
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